Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Third Quarter 2022 Results

MIDDLETOWN, RI, December 6, 2022 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter ended September 30, 2022 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Third Quarter 2022 Highlights

•We disposed of our inertial navigation business in the third quarter of 2022, which generated a gain of $30.9 million before tax. Reflecting this gain and the results of these discontinued operations, net income for the third quarter of 2022 amounted to $29.6 million, and diluted EPS was $1.58.

•Total revenues from continuing operations in the third quarter of 2022 were $35.2 million, up 2% from $34.4 million in the third quarter of 2021.

•Our mini-VSAT Broadband airtime revenue increased $2.1 million, to $26.7 million, or 8%, in the third quarter of 2022 compared to the third quarter of 2021, partially due to a 4% increase in subscribers despite the shutdown of our legacy network on December 31, 2021.

•Net loss from continuing operations in the third quarter of 2022 was $0.1 million, or $0.01 per share, compared to net income from continuing operations of $3.7 million, or $0.20 per share, in the third quarter of 2021. Net income from continuing operations in the third quarter of 2021 reflects other income of $7.0 million resulting from the forgiveness of all principal and interest for the loan we received in May 2020 under the U.S. Small Business Administration’s Paycheck Protection Program.

•Non-GAAP adjusted EBITDA from continuing operations and non-GAAP EPS from continuing operations were $4.1 million and income of $0.07 per share in the third quarter of 2022, compared to $0.8 million and a loss of $0.07 per share in the third quarter of 2021.

Commenting on the quarter, Brent C. Bruun, President and Chief Executive Officer, stated, “In March, we embarked on a comprehensive restructuring initiative to build a healthy foundation for KVH’s continued growth. These efforts are working, as we successfully reduced our recurring operating expenses roughly 15% from the third quarter of 2021 while increasing our revenue, achieving record airtime gross margins, and moving us closer to our goal of sustained profitability.

“Following the third quarter sale of our inertial navigation assets, we are now focused entirely on our core business of mobile connectivity. We’ve made significant progress in this area as we grew our airtime base to more than 6,800 airtime subscribers. We also launched our new TracNet H-series terminals and KVH ONE hybrid network and won a competitive bid for a five-year contract with the U.S. Coast Guard, which renewed our existing relationship and is worth up to $69 million.”

Financial Highlights - From Continuing Operations (in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP Results
Revenue	$35.2	$34.4	$102.9	$98.7
Net (loss) income	$(0.1)	$3.7	$(4.6)	$(8.8)
Net (loss) income per share	$(0.01)	$0.20	$(0.25)	$(0.49)

Non-GAAP Results
Net income (loss)	$1.2	$(1.4)	$1.0	$(5.4)
Net income (loss) per share	$0.07	$(0.07)	$0.05	$(0.30)
Adjusted EBITDA	$4.1	$0.8	$9.5	$(0.2)
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
Third Quarter Financial Summary
Revenue was $35.2 million for the third quarter of 2022, an increase of 2% compared to $34.4 million in the third quarter of 2021.

Product revenues for the third quarter of 2022 were $6.6 million, a decrease of 3%. The decrease in product sales was primarily due to a $0.4 million decrease in VSAT product sales and a $0.2 million decrease in TV land-based product sales, partially offset by a $0.4 million increase in marine TV product sales.

Service revenues for the third quarter of 2022 were $28.5 million, an increase of $1.0 million. The increase in service sales was primarily due to a $2.1 million increase in our mini-VSAT Broadband service sales, partially offset by a $1.0 million decrease in our content service sales primarily driven by the sale of a subsidiary in April 2022.

Our operating expenses decreased $1.6 million to $14.0 million for the third quarter of 2022 compared to $15.7 million for the third quarter of 2021. This decrease resulted primarily from a $1.1 million decrease in professional fees and a $0.2 million decrease in amortization expense.

Nine Months Ended September 30 Financial Summary

Revenue was $102.9 million for the nine months ended September 30, 2022, an increase of 4% compared to $98.7 million for the nine months ended September 30, 2021.

Product revenues for the nine months ended September 30, 2022 were $19.8 million, a decrease of 9% compared to the nine months ended September 30, 2021. The decrease in product sales was primarily driven by a $1.5 million decrease in VSAT product sales and a $0.5 million decrease in TV land-based product sales.

Service revenues for the nine months ended September 30, 2022 were $83.1 million, an increase of 8% compared to the nine months ended September 30, 2021. The increase in service sales was primarily due to a $7.5 million increase in our mini-VSAT Broadband service sales, partially offset by a $1.4 million decrease in content service sales primarily driven by the sale of a subsidiary in April 2022.

Our operating expenses decreased $3.5 million to $46.3 million in the nine months ended September 30, 2022 compared to $49.8 million in the nine months ended September 30, 2021. This decrease resulted primarily from a $4.1 million decrease in professional fees, a $1.6 million decrease in salaries, benefits and taxes (excluding costs associated with the March 2022 reduction in workforce, stock compensation and executive retention), a $0.5 million decrease in amortization expense, and a $0.4 million decrease in stock compensation expenses including stock modifications, and a $0.4 million decrease in external commission expense. The decrease in professional fees was driven by a $3.1 million decrease in event-driven legal and advisory fees, primarily arising from a stockholder’s nomination of a competing slate of directors at our annual meeting of stockholders in 2021. This decrease in expenses was partially offset by additional costs of $1.7 million related to the reduction in our workforce in March 2022, a $0.7 million increase in warranty expense, a $0.6 million increase in recruiting expenses, which was driven by professional fees associated with the search for a new Chief Executive Officer and replacements for two recently departed members of our board of directors, $0.5 million increase in expenses related to the separation and retirement of Mr. Kits van Heyningen in March 2022 and $0.5 million increase in compensation expense related to executive retention agreements.

Other Recent Announcements

•KVH Industries Adopts Limited Duration Stockholder Rights Plan.

•KVH Partners With the Hellenic Broadcasting Corporation (ERT) to Serve Greek Seafarers With Native Content through KVH Link.

•KVH Proudly Supporting The Cruising Club of America Centennial Celebration.

•National Marine Electronics Association Recognizes KVH with Product of Excellence Awards.

•United States Coast Guard Selects KVH for New 5-year Small Cutter Connectivity Contract.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information, which may include constant-currency revenue, non-GAAP net income (loss) from continuing operations, non-GAAP diluted EPS from continuing operations, and non-GAAP adjusted EBITDA from continuing operations, as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. Constant-currency revenue is calculated on the basis of local currency results, using foreign currency exchange rates applicable to the earlier comparative period, and management believes that presenting information on a constant-currency basis helps management and investors to isolate the impact of changes in those rates from other factors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP net income (loss) from continuing operations, non-GAAP diluted EPS from continuing operations, and non-GAAP adjusted EBITDA from continuing operations, include the following:

•Non-GAAP net income (loss) from continuing operations and diluted EPS from continuing operations exclude, as applicable, amortization of intangibles, stock-based compensation expense, employee termination and other non-recurring costs, CEO separation costs, transaction-related and other variable legal and advisory fees, PPP loan forgiveness, non-recurring inventory reserve, gain on sale of a subsidiary, foreign exchange transaction gains and losses, the tax effect of the foregoing and certain discrete tax charges, including changes in our valuation allowance and other tax adjustments.

•Non-GAAP adjusted EBITDA from continuing operations represents net income (loss) before, as applicable, income taxes, interest income, net, depreciation, amortization, stock-based compensation expense, employee termination and other non-recurring costs, CEO separation costs, transaction-related and other variable legal and advisory fees, PPP loan forgiveness, non-recurring inventory reserve, gain on sale of a subsidiary, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity systems, with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. Founded in 1982, the company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI and more than a dozen offices around the globe.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: the impact of the disposition of our inertial navigation business and associated personnel; uncertainty regarding customer responses to new product introductions; the uncertain outcome of our restructuring plan and related reduction in force, including the loss of valuable employees; uncertainties created by our leadership transition, including challenges and potential additional expenses in retaining our continuing employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of rising inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the war in Ukraine; the adverse impact of the COVID-19 pandemic, as well as governmental, business and other responses thereto and any resulting economic slowdown, on our revenues, results of operations and financial condition, which could continue to be material (particularly for our media and other travel-related businesses); unanticipated changes or disruptions in our markets; increased competition, including as a result of industry consolidation and from companies offering networks with greater communication security options; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history and expectation of continuing losses; continued fluctuations in quarterly results; higher costs arising from the HTS network; the loss of revenue from customers that did not transition to our HTS network, which will continue to adversely impact our revenue growth rate; the uncertain impact of federal budget deficits, Congressional deadlock and the mid-term elections; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracNet-H series and TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet-H series and TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2022. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracVision, TracPhone, TracNet, KVH ONE, and mini-VSAT Broadband. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Sales:
Product	$6,625	$6,851	$19,808	$21,788
Service	28,544	27,537	83,065	76,862
Net sales	35,169	34,388	102,873	98,650
Costs and expenses:
Costs of product sales	6,747	5,604	17,363	16,891
Costs of service sales	15,379	16,665	45,505	47,635
Research and development	2,745	2,828	8,380	8,270
Sales, marketing and support	5,710	6,168	18,355	19,027
General and administrative	5,559	6,666	19,532	22,514
Total costs and expenses	36,140	37,931	109,135	114,337
Loss from operations	(971)	(3,543)	(6,262)	(15,687)
Interest income	389	218	798	673
Interest expense	1	20	3	52
Other income, net	569	7,031	1,561	6,174
(Loss) income from continuing operations before income tax expense (benefit)	(14)	3,686	(3,906)	(8,892)
Income tax expense (benefit) from continuing operations	81	16	645	(59)
Net (loss) income from continuing operations	$(95)	$3,670	$(4,551)	$(8,833)
Net income from discontinued operations, net of tax	29,741	348	28,061	3,150
Net income (loss)	$29,646	$4,018	$23,510	$(5,683)

Net (loss) income from continuing operations per common share
Basic	$(0.01)	$0.20	$(0.25)	$(0.49)
Diluted	$(0.01)	$0.20	$(0.25)	$(0.49)

Net income from discontinued operations per common share
Basic	$1.59	$0.02	$1.51	$0.17
Diluted	$1.59	$0.02	$1.51	$0.17

Net income (loss) per common share
Basic	$1.58	$0.22	$1.27	$(0.31)
Diluted	$1.58	$0.22	$1.27	$(0.31)

Weighted average number of common shares outstanding:
Basic	18,706	18,341	18,574	18,152
Diluted	18,706	18,566	18,574	18,152

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Cash, cash equivalents and marketable securities	$69,573	$24,523
Accounts receivable, net	27,775	27,766
Inventories, net	23,878	15,833
Other current assets and contract assets	4,694	3,867
Current assets held for sale	—	15,841
Total current assets	125,920	87,830
Property and equipment, net	52,930	52,945
Goodwill	5,237	6,570
Intangible assets, net	467	1,287
Right of use assets	1,410	3,055
Other non-current assets and contract assets	8,252	9,882
Non-current deferred income taxes	56	56
Non-current assets held for sale	—	7,169
Total assets	194,272	168,794
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$29,914	24,253
Contract liabilities	3,816	3,778
Current operating lease liability	963	1,912
Current liabilities held for sale	—	3,939
Total current liabilities	34,693	33,882
Other long-term liabilities	—	22
Long-term operating lease liability	472	1,224
Long-term contract liabilities	4,335	4,466
Non-current deferred tax liability	184	215
Non-current liabilities held for sale	—	8
Stockholders’ equity	154,588	128,977
Total liabilities and stockholders’ equity	$194,272	$168,794

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME FROM CONTINUING OPERATIONS
TO NON-GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) income from continuing operations - GAAP	$(95)	$3,670	$(4,551)	$(8,833)
Amortization of intangibles	90	277	409	833
Stock-based compensation expense	1,109	1,042	2,695	3,029
Employee termination and other non-recurring costs	451	—	2,171	—
CEO separation costs	—	—	539	—
Transaction-related and other variable legal and advisory fees	—	—	484	3,585
PPP loan forgiveness	—	(6,979)	—	(6,979)
Gain on sale of a subsidiary	—	—	(631)	—
Foreign exchange transaction (gain) loss	(461)	(195)	(1,020)	89
Tax effect on the foregoing	(311)	(282)	(1,264)	(1,737)
Change in valuation allowance and other tax adjustments (a)	438	1,103	2,162	4,638
Net income (loss) from continuing operations - Non-GAAP	$1,221	$(1,364)	$994	$(5,375)

Net income (loss) from continuing operations per common share - Non-GAAP
Basic	$0.07	$(0.07)	$0.05	$(0.30)
Diluted	$0.06	$(0.07)	$0.05	$(0.30)

Weighted average number of common shares outstanding
Basic	18,706	18,341	18,574	18,152
Diluted	18,799	18,341	18,700	18,152

(a)Represents a change in the valuation allowance on current year United States net operating losses, research and development tax credits and uncertain tax position adjustments.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) income from continuing operations - GAAP	$(95)	$3,670	$(4,551)	$(8,833)
Income tax expense (benefit)	81	16	645	(59)
Interest income, net	(388)	(198)	(795)	(621)
Depreciation and amortization	3,360	3,412	9,914	9,607
Non-GAAP EBITDA from continuing operations	2,958	6,900	5,213	94
Stock-based compensation expense	1,109	1,042	2,695	3,029
Employee termination and other non-recurring costs	451	—	2,171	—
CEO separation costs	—	—	539	—
Transaction-related and other variable legal and advisory fees	—	—	484	3,585
PPP loan forgiveness	—	(6,979)	—	(6,979)
Gain on sale of a subsidiary	—	—	(631)	—
Foreign exchange transaction (gain) loss	(461)	(195)	(1,020)	89
Non-GAAP adjusted EBITDA from continuing operations	$4,057	$768	$9,451	$(182)